Exhibit (a)(1)(iii)

THIS IS NOT A LETTER OF TRANSMITTAL

NOTICE OF GUARANTEED DELIVERY

To Deposit

Common Shares of Imperial Oil Limited

Pursuant to the Offer (as defined herein)

Dated November 4, 2022

THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 5:00 P.M. (CALGARY TIME) ON DECEMBER 9, 2022 UNLESS THE OFFER IS WITHDRAWN, EXTENDED OR VARIED BY THE COMPANY (THE “EXPIRATION DATE”)

As set forth in Section 5 of the Offer, “Procedure for Depositing Shares”, this Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to deposit common shares (the “Shares”) of Imperial Oil Limited (“Imperial” or the “Company”) pursuant to the offer to purchase dated November 4, 2022 (together with any amendments, supplements or variations thereto, the “Offer”), if a Shareholder wishes to deposit Shares pursuant to the Offer and cannot deliver certificates for such shares, or the book-entry transfer procedures cannot be completed, prior to the Expiration Date, or time will not permit all required documents to reach Computershare Investor Services Inc. (the “Depositary”) by the Expiration Date. This Notice of Guaranteed Delivery may be hand delivered, couriered, mailed or transmitted by e-mail transmission to the Toronto office of the Depositary set forth below. See Section 5 of the Offer, “Procedure for Depositing Shares”. PLEASE DO NOT PASSWORD PROTECT THE DOCUMENTS WHEN SENDING VIA E-MAIL TRANSMISSION.

Capitalized terms used and not defined in this Notice of Guaranteed Delivery have the meanings ascribed to them in the Offer that accompanies this Notice of Guaranteed Delivery.

Offices of the Depositary, Computershare Investor Services Inc., for this Offer:

By Mail:	By Hand, Registered Mail or by Courier:

Computershare Investor Services Inc.	Computershare Investor Services Inc.
P.O. Box 7023	100 University Avenue
31 Adelaide Street East	8th Floor
Toronto, ON M5C 3H2	Toronto, ON M5J 2Y1
Attention: Corporate Actions	Attention: Corporate Actions

By Email:

depositoryparticipant@computershare.com

COMPUTERSHARE INVESTOR SERVICES INC.

Telephone: 1 (514) 982-7555

Toll Free: 1 (800) 564-6253

TO:	Imperial Oil Limited (“Imperial” or the “Company”)

AND TO:	Computershare Investor Services Inc. (the “Depositary”)

Delivery of this Notice of Guaranteed Delivery to any address, or e-mail transmission of this Notice of Guaranteed Delivery to an e-mail address, other than as set forth above does not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer), such signature must appear on the applicable space on the Letter of Transmittal.

The terms and conditions of the Offer are incorporated by reference in this Notice of Guaranteed Delivery. Capitalized terms used and not defined in this Notice of Guaranteed Delivery have the meanings ascribed to them in the Offer and the accompanying issuer bid circular dated November 4, 2022 that accompanies this Notice of Guaranteed Delivery.

The undersigned hereby tenders to Imperial the Shares indicated below pursuant to the guaranteed delivery procedure as set forth in Section 5 of the Offer, “Procedure for Depositing Shares”, receipt of which is hereby acknowledged, in the manner indicated below upon the terms and subject to the conditions set forth in the Offer, including the provisions relating to proration described therein.

The undersigned understands that the tender information specified in this Notice of Guaranteed Delivery will, in all circumstances, take precedence over any inconsistent tender information that is specified in the related Letter of Transmittal that is subsequently deposited.

NAME(S) OF REGISTERED OWNER(S) (Please Fill in Exactly as Name(s) Appear(s) on Share Certificate(s))

Certificate Number(s) – If Available	Number of Shares Represented by Certificate(s)	Name of Shareholder (please print)

DO NOT SEND SHARE CERTIFICATES WITH THIS FORM

The Eligible Institution which completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and must deliver (i) the Letter of Transmittal and certificates for Shares to the Depositary, or (ii) in the case of a book-entry transfer, a Book-Entry Confirmation through the CDSX system (in the case of Shares held in CDS) or an Agent’s Message (in the case of Shares held in DTC), to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such institution.

The undersigned understands and acknowledges that payment for Shares deposited and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of certificate(s) for such Shares, a properly completed and duly executed Letter of Transmittal (or a manually executed photocopy thereof) or, in the case of a book-entry transfer, a Book-Entry Confirmation through the CDSX system (in the case of shares held in CDS) or an Agent’s Message (in the case of shares held in DTC), relating to such Shares, with the signatures guaranteed if required, and all other documents required by the Letter of Transmittal before 5:00 p.m. (Calgary time) on or before the second trading day on the TSX after the Expiration Date. The undersigned also understands and acknowledges that under no circumstances will interest accrue or be paid by the Company or the Depositary to persons depositing Shares regardless of any delay in making payment for any Shares or otherwise, including any delay in making payment to any person using the guaranteed delivery procedures, and that payment for Shares deposited pursuant to the guaranteed delivery procedures will be the same as that for Shares delivered to the Depositary on or prior to the Expiration Date, even if the Shares to be delivered pursuant to the guaranteed delivery procedures set forth in Section 5 “Procedure for Depositing Shares” of the Offer are not so delivered to the

Depositary at such date and, therefore, payment by the Depositary on account of such Shares is not made until after the date the payment for the deposited Shares accepted for payment pursuant to the Offer is to be made by the Company.

The undersigned recognizes that all authority conferred or agreed to be conferred in this Notice of Guaranteed Delivery shall survive its death or incapacity and any obligations of the undersigned under this Notice of Guaranteed Delivery shall be binding upon its heirs, personal representatives, successors and assigns. Except as stated in the Offer, this tender is irrevocable.

The undersigned understands that it should indicate whether the Shares are deposited pursuant to an Auction Tender, a Purchase Price Tender or a Proportionate Tender by completing Box A captioned “Type of Tender”. If you do not make a valid Auction Tender, Purchase Price Tender or Proportionate Tender, you will be deemed to have made a Purchase Price Tender.

BOX A
TYPE OF TENDER

CHECK ONLY ONE BOX; IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED,
THE TENDER WILL BE DEEMED TO BE A PURCHASE PRICE TENDER

SHARES ARE BEING TENDERED HEREBY PURSUANT TO:

☐ An Auction Tender	☐ A Purchase Price Tender	☐ A Proportionate Tender
(Complete Box C)

BOX B
ODD LOTS*

To be completed ONLY if Shares are being tendered by or on behalf of persons owning fewer than 100 Shares as of the close of business on the Expiration Date.

The undersigned either (check one):

☐ is the owner of fewer than 100 Shares as of the close of business on the Expiration Date, all of which are tendered; or

☐ is a broker, dealer, commercial bank, trust company or other nominee that (i) is tendering, for the beneficial owners thereof, Shares with respect to which it is the record owner, and (ii) believes, based upon representations made to it by each such beneficial owner, that such beneficial owner owns an aggregate of fewer than 100 Shares as of the close of business on the Expiration Date and is tendering all such Shares.

*Odd Lot Holders may not tender their Shares pursuant to a Proportionate Tender.

BOX C

AUCTION TENDERS

Price (in C$) per Share:

In addition to checking “Auction Tender” in Box A above, this box MUST be completed if Shares are tendered pursuant to an Auction Tender.

Check Only ONE Box. If more than one box is checked, or if no box is checked, all Shares identified above will be deemed to have been tendered pursuant to the Purchase Price Tender. Shareholders (other than Odd Lot Holders) may make multiple Auction Tenders but not in respect of the same Shares. If a Shareholder wishes to tender different Shares at different prices, a separate tender instruction by way of Letter of Transmittal must be submitted for EACH such tender.

☐ $72.50	☐ $72.75	☐ $73.00	☐ $73.25	☐ $73.50	☐ $73.75	☐ $74.00	☐ $74.25
☐ $74.50	☐ $74.75	☐ $75.00	☐ $75.25	☐ $75.50	☐ $75.75	☐ $76.00	☐ $76.25
☐ $76.50	☐ $76.75	☐ $77.00	☐ $77.25	☐ $77.50	☐ $77.75	☐ $78.00	☐ $78.25
☐ $78.50	☐ $78.75	☐ $79.00	☐ $79.25	☐ $79.50	☐ $79.75	☐ $80.00	☐ $80.25
☐ $80.50	☐ $80.75	☐ $81.00	☐ $81.25	☐ $81.50	☐ $81.75	☐ $82.00	☐ $82.25
☐ $82.50	☐ $82.75	☐ $83.00	☐ $83.25	☐ $83.50	☐ $83.75	☐ $84.00	☐ $84.25
☐ $84.50	☐ $84.75	☐ $85.00	☐ $85.25	☐ $85.50	☐ $85.75	☐ $86.00	☐ $86.25
☐ $86.50	☐ $86.75	☐ $87.00

BOX D

CURRENCY ELECTION

All cash payments will be made in Canadian dollars, unless Shareholders elect to use the Depositary’s currency exchange services to convert their payment into, and have such payment made, in U.S. dollars by checking the box below. If you do not check the box below, your payment will be issued in Canadian dollars.

☐  Check here if you wish to have your cash entitlement paid in U.S. dollars (US$)

Notice: By checking the box above, you acknowledge and agree that (a) the exchange rate for one Canadian dollar expressed in U.S. dollars will be the rate available from Computershare Trust Company of Canada, in its capacity as foreign exchange service provider, on the date on which the funds are converted, which rate will be based on the prevailing market rate on such date, and (b) the risk of any fluctuations in such rate, including risks relating to the particular date and time at which funds are converted, will be solely borne by the Shareholder. Computershare Trust Company of Canada will act as principal in such currency conversion transactions. If you wish to receive your payment in U.S. dollars, your certificate(s) and this validly-completed and duly-signed Letter of Transmittal must be delivered to the Depositary.

Dated:	Telephone (Business Hours): ( )	Signature:
Email:	Address:

GUARANTEE

(Not to be used for signature guarantees)

The undersigned, a Canadian Schedule 1 chartered bank, a member firm of a recognized stock exchange in Canada or a U.S. financial institution (including most U.S. banks, savings and loan associations and brokerage houses) which is a participant in the Securities Transfer Agents Medallion Program (STAMP), the New York Stock Exchange Medallion Signature Program (MSP) or the Stock Exchanges Medallion Program (SEMP) guarantees to deliver to the Depositary at its address set forth above the certificate(s) representing the Shares deposited hereby, in proper form for transfer, with delivery of a properly completed and duly executed Letter of Transmittal (or manually signed photocopy thereof) or, in the case of a book-entry transfer, a Book-Entry Confirmation through the CDSX system (in the case of Shares held in CDS) or an Agent’s Message (in the case of Shares held in DTC), and any other required documents, on or before 5:00 p.m. (Calgary time) on the second trading day on the Toronto Stock Exchange after the Expiration Date.

The guarantor institution that completes this form must communicate the guarantee to the Depositary and must deliver the tendered Shares to the Depositary within the time period stated herein. Failure to do so could result in financial loss to such guarantor institution.

Name of Firm	Authorized Signature

Address of Firm	Name

(Please type or print)

Title

	Dated	, 2022

Postal Code or Zip Code

Area Code and Tel. No.